Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

C2 Global Technologies Inc.
Toronto, Ontario, Canada

We hereby consent to the incorporation by reference in the Registration Statement on: Form S-8 Nos. (333-86761, 333-88881, 333-08483, 333-08477) of our report dated March 12, 2009, relating to the consolidated financial statements and the financial statement schedule of C2 Global Technologies Inc., appearing in the Annual Report Form 10-K of C2 Global Technologies Inc. for the years ended December 31, 2008 and 2007.

/s/ Deloitte & Touche LLP
Toronto, Ontario
March 12, 2009